UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

DCB FINANCIAL CORP
 (Exact name of registrant as specified in its charter)

Ohio	0-22387	31-1469837
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Riverbend Avenue, Lewis Center, Ohio	43035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 657-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

DCB Financial Corp has dismissed BKD, LLP as its certifying accountant as of October 5, 2010. BKD, LLP’s reports for the previous two fiscal years did not contain an adverse opinion, a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. The decision to dismiss BKD, LLP was recommended by the Audit Committee of the Corporation and approved by the Board of Directors. There were no disagreements regarding accounting, auditing or financial statement disclosure matters with BKD, LLP during the Corporation’s two most recent fiscal years, or any subsequent interim period preceding the dismissal.

The Registrant has provided BKD with a copy of the above disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of this Form 8-K. The Registrant requested that BKD deliver to the Registrant a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. BKD’s letter is filed herewith as Exhibit 16.

Item 9.01	Financial Statements and Exhibits

(c)  Exhibits

The following exhibits are furnished herewith:

Exhibit
Number	Exhibit Description
16	Letter from BKD, LLP in response to Item 304(a) of Regulation S-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DCB FINANCIAL CORP

Date: October 8, 2010	By: /s/ David J. Folkwein
David J. Folkwein
Interim-President and CEO

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
16	Letter from BKD, LLP in response to Item 304(a) of Regulation S-K